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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2008

                            Petrol Oil and Gas, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                     0-3009                    90-0066187
 ------------------------------      ----------               -----------------
(State or other jurisdiction of     (Commission              (I.R.S. Employer
        incorporation)              File Number)             Identification No.)

                          11020 King Street, Suite 375
                              Overland Park, Kansas                66210
                      -------------------------------------       --------
                     (Address of principal executive office)     (Zip Code)

                                 (913) 323-4925
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              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Moll Employment Agreement
-------------------------

     On October 3, 2008, Petrol Oil and Gas, Inc. (the "Company") entered into an employment agreement (the "Agreement") with its President and Chief Executive Officer, Loren Moll. The Agreement is effective October 3, 2008 and has a term of one year (the "Term"). During the Term, the Agreement may be terminated by either the Company or Mr. Moll pursuant to the provisions of the Agreement.

     As President and Chief Executive Officer, Mr. Moll will direct the day to day functioning and conduct of the business of the Company. Under the terms of the Agreement, Mr. Moll will be entitled to receive an annual salary of $135,000. Additionally, Mr. Moll will be entitled to the following compensation:
(i) $100,000 of retroactive compensation in consideration of the services previously provided as interim President and Chief Executive Officer, (ii) exclusive use of the Company's 2007 Dodge Ram 1500 Sport 4X4 or a substantial monetary equivalent, (iii) three (3) weeks of compensated vacation, five (5) days of personal leave and ten (10) days of sick leave per calendar year, (iv) medical and long term disability coverage on the same terms and conditions as are provided to other management employees of the Company and (v) all benefits of employment available to the Company's other managerial employees as Mr. Moll becomes eligible for such benefits.

     The Company will pay in advance or reimburse Mr. Moll for the following expenses: (i) all reasonable business expenses of Mr. Moll incurred in connection with the Company's business and Mr. Moll's performance of his duties under the Agreement, (ii) reasonable expenses relating to maintaining any of Mr. Moll's professional licenses, (iii) expenses related to Mr. Moll's home office, including Internet access and home phone lines and (iv) reasonable relocation expenses in the event the Company relocates its executive offices outside of the Kansas City metropolitan area.

     The Agreement provides for certain payments and benefits to be provided to Mr. Moll in the event that he is terminated without "cause," as such term is defined in the Agreement. In the event of Mr. Moll's death during the Term, the Agreement will terminate and the Company will pay Mr. Moll's heirs the greater of six month's salary or the amount of salary and other benefits remaining due and owing under the Agreement.

     The Company will indemnify and hold Mr. Moll harmless from any and all claims and legal actions arising out of Mr. Moll's employment, regardless of whether such claims and actions allege gross negligence or intentional acts.

     The foregoing summary of the Agreement is qualified in its entirety by the full text of such Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

    Ex. No.         Description

     10.1 Employment Agreement, effective October 3, 2008, between the Company and Loren Moll

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PETROL OIL AND GAS, INC.


Dated: October 9, 2008

                                            By:  /s/  Loren Moll
                                               --------------------------------
                                                      Loren Moll
                                                      President and
                                                      Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.         Description
-----------         -----------

10.1 Employment Agreement, effective October 3, 2008, between the Company and Loren Moll